Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 15, 2012 (except for Note 16, as to which the date is April 9, 2012), in the Registration Statement (Form S-1) and related Prospectus of Supernus Pharmaceuticals, Inc. for the registration of shares of its common stock.

McLean, Virginia	/s/ Ernst & Young LLP
November 13, 2012